                                                                    EXHIBIT 10.1


                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT



                          DATED AS OF OCTOBER 15, 1997


                                     AMONG

                               OCEAN ENERGY, INC.
                                  AS BORROWER,


                           THE CHASE MANHATTAN BANK,
                                   AS AGENT,

                                      AND

                          THE LENDERS SIGNATORY HERETO

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                       Definitions and Accounting Matters

       Section 1.01  Terms Defined Above  . . . . . . . . . . . . . . . . . .  1
       Section 1.02  Certain Defined Terms  . . . . . . . . . . . . . . . . .  1
       Section 1.03  Accounting Terms and Determinations  . . . . . . . . . . 15

                                   ARTICLE II
                                   Commitments

       Section 2.01  Loans and Letters of Credit  . . . . . . . . . . . . . . 15
       Section 2.02  Borrowings, Continuations, Conversions and Letters of
                     Credit . . . . . . . . . . . . . . . . . . . . . . . . . 16
       Section 2.03  Changes of Commitments   . . . . . . . . . . . . . . . . 17
       Section 2.04  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . 18
       Section 2.05  Several Obligations  . . . . . . . . . . . . . . . . . . 19
       Section 2.06  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . 19
       Section 2.07  Prepayments  . . . . . . . . . . . . . . . . . . . . . . 19
       Section 2.08  Borrowing Base   . . . . . . . . . . . . . . . . . . . . 20
       Section 2.09  Assumption of Risks  . . . . . . . . . . . . . . . . . . 21
       Section 2.10  Obligation to Reimburse and to Prepay  . . . . . . . . . 21
       Section 2.11  Lending Offices  . . . . . . . . . . . . . . . . . . . . 23

                                  ARTICLE III
                       Payments of Principal and Interest

       Section 3.01  Repayment of Loans   . . . . . . . . . . . . . . . . . . 23
       Section 3.02  Interest   . . . . . . . . . . . . . . . . . . . . . . . 23

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Computations; Etc.

       Section 4.01  Payments   . . . . . . . . . . . . . . . . . . . . . . . 24
       Section 4.02  Pro Rata Treatment   . . . . . . . . . . . . . . . . . . 24
       Section 4.03  Computations   . . . . . . . . . . . . . . . . . . . . . 25
       Section 4.04  Non-receipt of Funds by the Agent  . . . . . . . . . . . 25
       Section 4.05  Set-off, Sharing of Payments, Etc.   . . . . . . . . . . 25
       Section 4.06  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 26
       Section 4.07  Disposition of Proceeds  . . . . . . . . . . . . . . . . 28


                                    ARTICLE V
                                Capital Adequacy

       Section 5.01  Additional Costs   . . . . . . . . . . . . . . . . . . . 29
       Section 5.02  Limitation on Eurodollar Loans   . . . . . . . . . . . . 30
       Section 5.03  Illegality   . . . . . . . . . . . . . . . . . . . . . . 30
       Section 5.04  ABR Loans Pursuant to Sections 5.01, 5.02 and 5.03   . . 30
       Section 5.05  Compensation   . . . . . . . . . . . . . . . . . . . . . 30
       Section 5.06  Avoidance of Taxes and Additional Costs  . . . . . . . . 31

                                   ARTICLE VI
                              Conditions Precedent

       Section 6.01  Initial Funding  . . . . . . . . . . . . . . . . . . . . 32
       Section 6.02  Initial and Subsequent Loans   . . . . . . . . . . . . . 34
       Section 6.03  Conditions Relating to Letters of Credit   . . . . . . . 34

                                   ARTICLE VII
                         Representations and Warranties

       Section 7.01  Existence  . . . . . . . . . . . . . . . . . . . . . . . 35
       Section 7.02  Financial Condition  . . . . . . . . . . . . . . . . . . 35
       Section 7.03  Litigation   . . . . . . . . . . . . . . . . . . . . . . 35
       Section 7.04  No Breach  . . . . . . . . . . . . . . . . . . . . . . . 35
       Section 7.05  Authority  . . . . . . . . . . . . . . . . . . . . . . . 36
       Section 7.06  Approvals  . . . . . . . . . . . . . . . . . . . . . . . 36
       Section 7.07  Use of Loans   . . . . . . . . . . . . . . . . . . . . . 36
       Section 7.08  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . 36
       Section 7.09  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 37
       Section 7.10  Titles, etc.   . . . . . . . . . . . . . . . . . . . . . 37
       Section 7.11  Solvency   . . . . . . . . . . . . . . . . . . . . . . . 38
       Section 7.12  Investment Company Act   . . . . . . . . . . . . . . . . 38
       Section 7.13  Public Utility Holding Company Act   . . . . . . . . . . 38
       Section 7.14  Subsidiaries and Partnerships  . . . . . . . . . . . . . 38
       Section 7.15  Location of Business and Offices   . . . . . . . . . . . 38
       Section 7.16  Restriction on Liens   . . . . . . . . . . . . . . . . . 38
       Section 7.17  Environmental Matters  . . . . . . . . . . . . . . . . . 39
       Section 7.18  Compliance with the Law  . . . . . . . . . . . . . . . . 40
       Section 7.19  Insurance  . . . . . . . . . . . . . . . . . . . . . . . 40
       Section 7.20  Hedging Agreements   . . . . . . . . . . . . . . . . . . 41
       Section 7.21  Gas Imbalances   . . . . . . . . . . . . . . . . . . . . 41

                                  ARTICLE VIII
                              Affirmative Covenants

       Section 8.01  Financial Information  . . . . . . . . . . . . . . . . . 41
       Section 8.02  Litigation   . . . . . . . . . . . . . . . . . . . . . . 41
       Section 8.03  Maintenance, Etc.  . . . . . . . . . . . . . . . . . . . 42
       Section 8.04  Environmental Matters  . . . . . . . . . . . . . . . . . 43
       Section 8.05  Further Assurances   . . . . . . . . . . . . . . . . . . 44
       Section 8.06  Performance of Obligations   . . . . . . . . . . . . . . 44
       Section 8.07  Engineering Reports  . . . . . . . . . . . . . . . . . . 44
       Section 8.08  Title Information.   . . . . . . . . . . . . . . . . . . 45
       Section 8.09  Additional Collateral; Restricted Subsidiary as
                     Guarantor. . . . . . . . . . . . . . . . . . . . . . . . 46
       Section 8.10  ERISA Information and Compliance   . . . . . . . . . . . 47

                                   ARTICLE IX
                               Negative Covenants

       Section 9.01  Debt   . . . . . . . . . . . . . . . . . . . . . . . . . 47
       Section 9.02  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . 48
       Section 9.03  Investments, Loans and Advances  . . . . . . . . . . . . 49
       Section 9.04  Gas Imbalances, Take-or-Pay or Other Prepayments   . . . 50
       Section 9.05  Sales and Leasebacks   . . . . . . . . . . . . . . . . . 50
       Section 9.06  Nature of Business   . . . . . . . . . . . . . . . . . . 50
       Section 9.07  Limitation on Leases   . . . . . . . . . . . . . . . . . 50
       Section 9.08  Mergers, Etc.  . . . . . . . . . . . . . . . . . . . . . 50
       Section 9.09  Proceeds of Notes  . . . . . . . . . . . . . . . . . . . 51
       Section 9.10  ERISA Compliance   . . . . . . . . . . . . . . . . . . . 51
       Section 9.11  Sale or Discount of Receivables  . . . . . . . . . . . . 52
       Section 9.12  Sale of Oil and Gas Properties   . . . . . . . . . . . . 52
       Section 9.13  Environmental Matters  . . . . . . . . . . . . . . . . . 52
       Section 9.14  Transactions with Affiliates   . . . . . . . . . . . . . 53
       Section 9.15  Partnerships   . . . . . . . . . . . . . . . . . . . . . 53
       Section 9.16  Negative Pledge Agreements   . . . . . . . . . . . . . . 53
       Section 9.17  Subordinated Debt  . . . . . . . . . . . . . . . . . . . 53
       Section 9.18  Unrestricted Subsidiaries  . . . . . . . . . . . . . . . 53

                                    ARTICLE X
                           Events of Default; Remedies

       Section 10.01  Events of Default   . . . . . . . . . . . . . . . . . . 54
       Section 10.02  Remedies  . . . . . . . . . . . . . . . . . . . . . . . 56

                                   ARTICLE XI
                                    The Agent

       Section 11.01  Appointment, Powers and Immunities  . . . . . . . . . . 56
       Section 11.02  Reliance by Agent   . . . . . . . . . . . . . . . . . . 57
       Section 11.03  Defaults  . . . . . . . . . . . . . . . . . . . . . . . 57
       Section 11.04  Rights as a Lender  . . . . . . . . . . . . . . . . . . 57
       SECTION 11.05  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . 58
       Section 11.06  Non-Reliance on Agent and other Lenders   . . . . . . . 58
       Section 11.07  Action by Agent   . . . . . . . . . . . . . . . . . . . 58
       Section 11.08  Resignation or Removal of Agent   . . . . . . . . . . . 59
       Section 11.09  Amendment of Security Instruments.  . . . . . . . . . . 59

                                   ARTICLE XII
                                  Miscellaneous

       Section 12.01  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . 59
       Section 12.02  Notices   . . . . . . . . . . . . . . . . . . . . . . . 59
       Section 12.03  Payment of Expenses, Indemnities, etc   . . . . . . . . 59
       Section 12.04  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . 62
       Section 12.05  Successors and Assigns  . . . . . . . . . . . . . . . . 62
       Section 12.06  Assignments and Participations  . . . . . . . . . . . . 62
       Section 12.07  Invalidity  . . . . . . . . . . . . . . . . . . . . . . 63
       Section 12.08  Counterparts  . . . . . . . . . . . . . . . . . . . . . 63
       Section 12.09  References  . . . . . . . . . . . . . . . . . . . . . . 63
       Section 12.10  Survival  . . . . . . . . . . . . . . . . . . . . . . . 64
       Section 12.11  Captions  . . . . . . . . . . . . . . . . . . . . . . . 64
       Section 12.12  NO ORAL AGREEMENTS  . . . . . . . . . . . . . . . . . . 64
       Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION   . . . . . . 64
       Section 12.14  Interest  . . . . . . . . . . . . . . . . . . . . . . . 65
       Section 12.15  Confidentiality . . . . . . . . . . . . . . . . . . . . 66
       Section 12.16  Designated Senior Indebtedness  . . . . . . . . . . . . 67
       Section 12.17  Refinancing Debt  . . . . . . . . . . . . . . . . . . . 67

Annex I       - List of Maximum Credit Amounts and Percentage Shares

Exhibit A     - Form of Note
Exhibit B     - Form of Borrowing, Continuation and Conversion Request
Exhibit C     - Form of Officer's Certificate
Exhibit D     - List of Security Instruments
Exhibit E     - Form of Assignment Agreement

Schedule 7.02 - Liabilities
Schedule 7.03 - Litigation
Schedule 7.09 - Taxes
Schedule 7.10 - Titles, etc.
Schedule 7.14 - Subsidiaries and Partnerships
Schedule 7.17 - Environmental Matters
Schedule 7.19 - Insurance
Schedule 7.20 - Hedging Agreements
Schedule 7.21 - Gas Imbalances
Schedule 9.01 - Debt
Schedule 9.02 - Liens
Schedule 9.03 - Investments, Loans and Advances

              THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 15, 1997 is among: OCEAN ENERGY, INC. (formerly known as Flores & Rucks, Inc.), a corporation formed under the laws of the State of Louisiana (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK (in its individual capacity, "Chase"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                   RECITALS:

       A. The Borrower, the Agent and certain of the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 27, 1997, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 3, 1997 (such agreement, as amended, the "Prior Credit Agreement").

       B. The Borrower has requested an increase of the credit facility evidenced by the Prior Credit Agreement and in addition has changed its name from Flores & Rucks, Inc. to Ocean Energy, Inc.

       C. The Lenders have agreed to increase, renew and rearrange the indebtedness under the Prior Credit Agreement.

       D. The Borrower and the Lenders have agreed to amend and restate the Prior Credit Agreement on the terms hereinafter set forth.

       E. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                   ARTICLE I
                       Definitions and Accounting Matters

              Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Agent," "Borrower," "Chase," "Lender," "Lenders" and "Prior Credit Agreement" shall have the meanings indicated above.

              Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

              "ABR Loans" shall mean Loans that bear interest at rates based upon the Alternative Base Rate.

              "Additional Costs" shall have the meaning assigned such term in
Section 5.01(a).

              "Affected Loans" shall have the meaning assigned such term in
Section 5.04.

              "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

              "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03(a) hereof.

              "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders ($250,000,000), as the same may be reduced pursuant to Sections 2.03(b) or 5.06.

              "Agreement" shall mean this Second Amended and Restated Credit Agreement, as the same may from time to time be amended or supplemented.

              "Alternative Base Rate" shall mean, with respect to any ABR Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Alternative Base Rate resulting from a change in the Alternative Base Rate shall take effect at the time of such change in the Alternate Base Rate.

              "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

              "Applicable Margin" shall mean, with respect to any Loan, for each day such Loan is outstanding, and with respect to any letter of credit for each day such Letter of Credit is outstanding the following rate per annum based upon the Percentage Usage of the available Borrowing Base as is applicable:


===========================================================================================================
          Percentage              Applicable Margin          Applicable Margin       Applicable Margin for
            Usage                        for                        for                Letters of Credit
                                   Eurodollar Loans              ABR Loans
-----------------------------------------------------------------------------------------------------------
       Greater than 75%                 1.50%                      0.00%                     1.50%
-----------------------------------------------------------------------------------------------------------
     Less than or equal
          to 75% and                    1.25%                      0.00%                     1.25%
       greater than 50%
-----------------------------------------------------------------------------------------------------------
         Less than or                   1.00%                      0.00%                     1.00%
         equal to 50%
===========================================================================================================

The Applicable Margin for a Type of Loan or a Letter of Credit shall change on the same day as any change in the Percentage Usage.

              "Assignment" shall have the meaning assigned such term in Section 12.06(b).

              "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

              "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

              "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

              "Change of Control" shall mean the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the F&R Interests is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of more than 30% of the total Voting Stock of the Parent Company; (ii) the Parent Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (a) less than 30% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by
(1) the stockholders of the Parent Company immediately prior to such merger or consolidation, or (2) if a record date has been set to determine the stockholders of the Parent Company entitled to vote with respect to such merger or consolidation, the stockholders of the Parent Company as of such record date and (b) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the F&R Interests, has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the total voting power of the Voting Stock of the surviving or resulting Person; (iii) the Parent Company, either individually or in conjunction with one or more of its Restricted Subsidiaries, sells, conveys, transfers or leases or such Restricted Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Parent Company and its Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Parent Company or a Wholly Owned Restricted Subsidiary); (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Parent Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Parent Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent Company then in office; or (v) the liquidation or dissolution of the Parent Company or the Borrower.

              "Closing Date" shall mean October 15, 1997.

              "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

              "Commitment" shall mean, for any Lender, its obligation to make Loans up to the lesser of such Lender's Maximum Credit Amount or the Lender's Percentage Share of the then effective Borrowing Base and to participate in the Letters of Credit as provided in Section 2.01(b).

              "Commitment Fee Rate" shall mean the following rate per annum based on the Percentage Usage of the available Borrowing Base as if applicable:

---------------------------------------------------------------------------------------------
                    Percentage Usage                                     Commitment Fee Rate
---------------------------------------------------------------------------------------------
                    Greater than 75%                                            0.375%
---------------------------------------------------------------------------------------------
             Less than or equal to 75% and                                      0.325%
                    Greater than 50%
---------------------------------------------------------------------------------------------
               Less than or equal to 50%                                        0.300%
---------------------------------------------------------------------------------------------


The Commitment Fee Rate shall change on the same day as any change in the Percentage Usage.

              "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (vi) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; (x) the net mark to market value of all obligations of such Person under Hedging Agreements; and (xi) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments.

              "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

              "Dollars" and "$" shall mean lawful money of the United States of America.

              "Engineering Reports" shall have the meaning assigned such term in Section 2.08.

              "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Parent Company or any of its Subsidiaries is conducting or at any time has conducted business, or where any Property of the Parent Company or any of its Subsidiaries is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any of its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

              "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

              "ERISA Event" shall mean (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower or any of its Subsidiaries or ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

              "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Rate".

              "Event of Default" shall have the meaning assigned such term in
Section 10.01.

              "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any of its Restricted Subsidiaries or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any of its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any of its Restricted Subsidiaries or materially impair the value of such Property subject thereto; (vi) deposits of cash and securities or Liens on Oil and Gas Properties (provided such consensual Liens are subordinated, in form and substance satisfactory to the Agent, to all or a portion of the Indebtedness) to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts and leases, performance and return of money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters); and (vii) Liens permitted by the Security Instruments.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

              "F&R Interests" shall mean, (i) collectively, William W. Rucks, IV and James C. Flores, together with their respective spouses, lineal descendants and ascendants, heirs, executors or other legal representatives and any trusts established for the benefit of the foregoing, (ii) any other Person in which the Persons referred to in the foregoing clause (i) are at the time of determination the direct record and beneficial owners of all of the outstanding Capital Stock of such Person, or (iii) any Person who is an officer of either the Parent Company or the Borrower as of the Closing Date.

              "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

              "Fee Letter" shall mean that certain fee letter dated September 3, 1997 among the Borrower and the Agent with respect to certain fees payable in conjunction with this Agreement and the transactions contemplated hereby.

              "Financial Statements" shall mean the financial statement or statements of the Parent Company described or referred to in Section 3.01(c) of the Guaranty Agreement.

              "Fixed Rate" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lenders for such Interest Period.

              "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

              "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Properties or the Agent, any Lender or any Applicable Lending Office.

              "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

              "Guarantor" shall mean the Parent Company and each Restricted Subsidiary now or hereafter executing a Subsidiary Guaranty Agreement pursuant to Section 8.09(d) or Section 3.02(e) of the Guaranty Agreement.

              "Guaranty Agreement" shall mean that certain Guaranty Agreement dated as of even date herewith executed by the Parent Company in favor of the Agent and the Lenders, as the same may be amended or modified from time to time.

              "Hedging Agreements" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange, price or rate protection agreements or any option with respect to any such transaction.

              "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

              "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

              "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

              "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower or any Guarantor to the Agent and/or Lenders in connection with the Loan Documents and the Letter of Credit Agreements, and any Hedging Agreements now or hereafter arising between the Borrower and any Lender or its Affiliate and permitted by the terms of Section 9.01(e), and all renewals, extensions and/or rearrangements of any of the above.

              "Indemnified Parties" shall have the meaning assigned such term in Section 12.03(b).

              "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

              "Indenture" shall mean that certain Indenture dated as of December 1, 1994, among the Parent Company, as issuer of the Senior Notes, the Borrower and other Subsidiaries of the Parent Company as subsidiary guarantors, and Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), as Trustee, pursuant to which the Senior Notes have been issued, as supplemented by that certain First Supplemental Indenture dated as of September 19, 1996.

              "Initial Funding" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit pursuant to Section 6.01.

              "Initial Reserve Report" shall mean the report of the Borrower with respect to the Oil and Gas Properties of the Borrower (and its Restricted Subsidiaries, if any) as of June 30, 1997, a copy of which has been delivered to the Agent.

              "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section
2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

              "LC Commitment" at any time shall mean $50,000,000.00.

              "LC Exposure" at any time shall mean the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

              "Letter of Credit Agreements" shall mean the written agreements with the Agent, as issuing lender for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Agent of the Letters of Credit, such agreements to be on the Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Agent.

              "Letters of Credit" shall mean the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

              "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to
(i) the lien or security interest arising from a mortgage, charge, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, or preferential arrangement of any kind or nature whatsoever (including, any agreement to give or grant a lien), or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any of its Restricted Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

              "Loan Documents" shall mean this Agreement, the Guaranty Agreement, Subsidiary Guaranty Agreements, the Notes, the Fee Letter and the Security Instruments.

              "Loans" shall mean the loans as provided for by Section 2.01(a).

              "Majority Lenders" shall mean, at any time while no Loans are outstanding, the Agent and Lenders having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitments; and at any time while Loans are outstanding, the Agent and Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

              "Material Adverse Effect" shall mean any material and adverse effect, as reasonably determined by the Majority Lenders in good faith, on (i) the assets, liabilities, financial condition, business, operations or affairs of the Parent Company and its Restricted Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security Instrument, (ii) the assets, liabilities, financial condition, business, operations or affairs of the Parent Company different from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security Instrument, or (iii) the ability of the Parent Company and its Restricted Subsidiaries, taken as a whole, to carry out their business as at the Closing Date or meet their obligations under the Loan Documents on a timely basis.

              "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) or 5.06 hereof pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b) or amendments to this Agreement.

              "Mortgaged Property" shall mean the Property owned by the Borrower or any Restricted Subsidiary and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

              "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

              "Non-Recourse Debt" shall mean Debt (i) as to which neither the Parent Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt), or (b) is directly or indirectly liable (as guarantor or otherwise); and (ii) the explicit terms of which provide that there is no recourse against any of the assets of the Parent Company or its Restricted Subsidiaries.

              "Notes" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

              "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

              "Other Taxes" shall have the meaning assigned such term in
Section 4.06(b).

              "Parent Company" shall mean Ocean Energy, Inc., a Delaware corporation.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

              "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Sections 5.06 or 12.06(b) or amendments to this Agreement.

              "Percentage Usage" shall mean, as of any date of determination, the quotient (expressed as a percentage) obtained by dividing the balance of all Loans and the LC Exposure at the close of business on such date by the available Borrowing Base at the close of business on such date.

              "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

              "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower or any of its Subsidiaries or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower or any of its Subsidiaries or an ERISA Affiliate.

              "Pledge of Production and Trust Agreements" shall mean collectively, (i) that certain Pledge of Production Proceeds and Trust Agreements dated as of May 12, 1993 among Shell Offshore Inc., the Borrower and First National Bank of Commerce, New Orleans, Louisiana, as Trustee, as the same may from time to time be amended, and (ii) that certain Pledge of Production Proceeds and Trust

Agreements dated as of May 12, 1992 among Shell Offshore Inc., the Borrower and First National Bank of Commerce, New Orleans, Louisiana, as Trustee, as amended.

              "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 2% per annum above the Alternative Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate provided that, if such amount in default is principal of a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% per annum above the interest rate for such Loan as provided in Section 3.02(b), but in no event to exceed the Highest Lawful Rate.

              "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

              "Principal Office" shall mean the principal office of the Agent, presently located at 270 Park Avenue, New York, New York 10017.

              "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

              "Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be December 31, 1997; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

              "Redetermination Date" shall have the meaning assigned such term in Section 2.08(a).

              "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

              "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

              "Required Lenders" shall mean, at any time while no Loans are outstanding, the Agent and Lenders having at least seventy-five percent (75%) of the Aggregate Commitments; and at any time while Loans are outstanding, the Agent and Lenders holding at least seventy-five percent (75%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

              "Required Payment" shall have the meaning assigned such term in
Section 4.04.

              "Reserve Report" shall mean a report, in form and substance satisfactory to the Agent, setting forth, as of each January 1 (or such other date in the event of an unscheduled redetermination); (i) the oil and gas reserves attributable to the Borrower's and its Restricted Subsidiaries' Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower by April 1 of each year pursuant to Section 8.07(a).

              "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower and/or the Parent Company.

              "Restricted Subsidiary" means the Borrower and any other Subsidiary of the Parent Company or the Borrower, whether existing on or after the Closing Date, unless such Subsidiary is an Unrestricted Subsidiary as of the Closing Date or is thereafter designated as an Unrestricted Subsidiary in accordance with Section 9.18.

              "Scheduled Redetermination Date" shall have the meaning assigned such term in Section 2.08(d).

              "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

              "Security Instruments" shall mean the Letters of Credit, the Letter of Credit Agreements, the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

              "Subordinated Debt" shall mean (i) Pledge of Production and Trust Agreements, (ii) the obligations of the Parent Company, as issuer, and the Borrower, as a subsidiary guarantor, under the Subordinated Indentures and the Subordinated Notes, and (iii) any other Debt of the Borrower from time to time outstanding, provided such Debt is subordinated upon terms satisfactory to the Majority Lenders, in their sole discretion.

              "Subordinated Indentures" shall mean collectively (i) that certain Indenture dated as of September 26, 1996 among the Parent Company, as issuer of the Subordinated Notes described in clause (i) of the definition thereof, the Borrower and other Subsidiaries of the Parent Company as subsidiary guarantors, and Fleet National Bank, as Trustee, pursuant to which the Subordinated Notes described in clause (i) of the definition thereof have been issued and (ii) that certain Indenture dated July 2, 1997 between the Parent Company, as issuer of the Subordinated Notes as described in clause (ii) of the definition thereof, the Borrower as subsidiary guarantor and State Street Bank and Trust Company, pursuant to which the Subordinated Notes described in clause (ii) of the definition thereof have been issued.

              "Subordinated Notes" shall mean (i) those certain 9-3/4% unsecured senior subordinated notes in the aggregate principal amount of $160,000,000 dated as of September 26, 1996 and maturing on October 1, 2006 and
(ii) those certain 8-7/8% unsecured senior subordinated notes in the aggregate principal amount of $200,000,000 dated as of July 2, 1997 and maturing on July 2, 2007 issued under the Subordinated Indentures, and all obligations relating thereto.

              "Subsidiary" shall mean, for any Person, any corporation or limited liability company of which at least a majority of the outstanding Voting Stock (irrespective of whether or not at the time Capital Stock, other equity interest of any other class or classes of such corporation or limited liability company shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its subsidiaries or by such Person and one or more of its subsidiaries.

              "Subsidiary Guaranty Agreement" shall mean each guaranty agreement, in form and substance reasonably satisfactory to the Agent, now or hereafter executed by a Restricted Subsidiary in favor of the Agent and the Lenders, as the same may be amended or modified from time to time.

              "Taxes" shall have the meaning assigned such term in Section 4.06(a).

              "Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02 hereof, October 31, 2000, as extended pursuant to Section 2.03(c).

              "Type" shall mean, with respect to any Loan, a ABR Loan or a Eurodollar Loan.

              "Unrestricted Subsidiary" shall mean F&R International Petroleum Company, a Grand Cayman corporation, and any other Subsidiary of the Parent Company, which, as of the date formed or acquired, (i) the Board of Directors of the Parent Company has determined will be designated an Unrestricted Subsidiary by its Board of Directors as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Parent Company may designate any Subsidiary (other than the Borrower) as an Unrestricted Subsidiary so long as (a) no Borrowing Base deficiency exists, (b) no Default or Event of Default exists or would result from such designation, including under Sections 9.03(k) and 9.19, (c) such Subsidiary owes or incurs no Debt other than Non-Recourse Debt, and (d) such designation shall not result in the creation of imposition of any claim or Lien on any assets of the Parent Company or any Restricted Subsidiary.

              "Voting Stock" shall mean any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

              "Wholly Owned Restricted Subsidiary" shall mean any Restricted Subsidiary to the extent all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors qualifying shares mandated by applicable law, is owned directly or indirectly by either the Parent Company or the Borrower.

              Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in
Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II
                                  Commitments

              Section 2.01  Loans and Letters of Credit.

              (a) Loans. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including
(i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

              (b) Letters of Credit. During the period from and including the Closing Date to but excluding the day which is two (2) Business Days prior to the Termination Date, the Agent, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower at any time and from time to time by issuing renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding.
The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares.

              (c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be ABR Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than six (6) Eurodollar Loans may be outstanding at any time.

              (d)    Loans under Prior Credit Agreement.  On the Closing Date:

              (i) the Borrower shall pay all accrued and unpaid commitment fees outstanding under the Prior Credit Agreement for the account of each "Lender" under the Prior Credit Agreement;

              (ii) each "Base Rate Loan" under the Prior Credit Agreement shall be deemed to be repaid with the proceeds of a new ABR Loan under this Agreement; and

              (iii) the Prior Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall terminate.

              Section 2.02 Borrowings, Continuations, Conversions and Letters of Credit.

              (a) Borrowings. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

              (b) Minimum Amounts. All ABR Loan borrowings shall be in amounts of at least $1,000,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $250,000 in excess thereof if the remaining balance of the Aggregate Commitments is greater than $1,000,000; and all Eurodollar Loans shall be in amounts of at least $3,000,000 or any whole multiple of $1,000,000 in excess thereof.

              (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. New York time on the day of each ABR Loan borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Agent.

              (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to an ABR Loan pursuant to
Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $3,000,000 or any whole multiple of $1,000,000 in excess thereof and
(ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to an ABR Loan on the last day of the Interest Period applicable thereto.

              (e) Conversion Options. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to an ABR Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any ABR Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that
(i) any conversion of any ABR Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing.

              (f) Advances. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

              (g) Letters of Credit. The Borrower shall give the Agent (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Agent not later than 11:00 a.m. New York time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Agent may reasonably request all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Agent shall issue such Letter of Credit to the beneficiary thereof.

              In conjunction with the issuance of each Letter of Credit, the Borrower, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

              The Agent will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

              Section 2.03  Changes of Commitments.

              (a) The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Sections 2.03(b) or 5.06 hereof or (ii) the Borrowing Base as determined from time to time.

              (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amounts at any time or from time to time upon not less than five (5) days' prior notice to the Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

              (c) Within the 30 day period ending September 30, 1998, and within the subsequent 30 day period ending on each September 30 thereof, the Borrower may request in writing that the Lenders extend the Termination Date for a period of one-year; provided, however, that any such extension shall require the consent of all of the Lenders, which consent may be withheld in each Lender's sole discretion.

              (d) The Aggregate Maximum Credit Amounts once terminated or reduced may not be reinstated.

              Section 2.04  Fees.

              (a) The Borrower shall pay to the Agent for the account of each Lender (i) a commitment fee on the daily average unused amount of the Aggregate Commitments for the period from and including the Closing Date up to but excluding the earlier of the date the Aggregate Commitments are terminated or the Termination Date at a rate per annum equal to the Commitment Fee Rate and (ii) a fee for increases in the Aggregate Commitments equal to the portion of the Aggregate Commitments available after giving effect to the redetermination of the Borrowing Base in accordance with Section 2.08 minus the largest amount of the Aggregate Commitments available prior to such redetermination (but only if such difference is a positive number) at a rate per annum equal to 1/8 of 1%. Accrued commitment fees shall be payable quarterly on each Quarterly Date in arrears and on the earlier of the date the Aggregate Commitments are terminated or the Termination Date. Fees for increases in the Borrowing Base shall be payable at the time of any such increase.

              (b) The Borrower agrees to pay the Agent, for the account of each Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Agent existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the then Applicable Margin for Letters of Credit, provided that each Letter of Credit shall bear a minimum commission of $500.00 and that each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Agent has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Agent, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the Borrower. Such commissions are payable quarterly on each Quarterly Date in arrears and on the earlier of the date the Aggregate Commitments are terminated or the Termination Date.

              (c) In addition to the above commission, the Borrower agrees to pay the Agent for its own account 1/8 of 1% on the daily average amount of Letters of Credit issued hereunder payable quarterly in arrears on each Quarterly Date as an issuing fee.

              (d) Upon each transfer of any Letter of Credit to a successor beneficiary in accordance with its terms, the Borrower shall pay the sum of $500 to the Agent for its own account.

              (e) Upon each amendment of any Letter of Credit, the Borrower shall pay the sum of $500 to the Agent for its own account.

              (f) The Borrower shall pay such other amounts as are set forth in the Fee Letter.

              Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

              Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) the Closing Date or such later date that a Lender becomes a party hereto, payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as originally in effect and otherwise duly completed. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books, and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedules attached to such Note or any continuation thereof; provided that the failure of a Lender to make any notation shall not affect the Borrower's obligation in respect of such Loan.

              Section 2.07  Prepayments.

              (a) The Borrower may prepay the ABR Loans by giving prior notice to the Agent (which shall promptly notify the Lenders) not later than 11:00 a.m. New York time on the day of such prepayment, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $250,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay Eurodollar Loans upon not less than three (3) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest and all other sums required to be paid under
Section 5.05, if any, shall be paid on the prepayment date.

              (b) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Aggregate Maximum Credit Amounts, the Borrower shall immediately
(i) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Loans, pay to the Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b).

              (c) Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08 or adjustment in accordance with Sections 8.08(c) or 9.12, if the redetermined or adjusted Borrowing Base is less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, then the Borrower shall within ninety (90) days of receipt of written notice thereof: (i) provide additional collateral with value equal to such excess, which collateral shall be satisfactory to the Required Lenders and subject to a Lien of the Security Instruments, (ii) prepay the Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment and (iii) if a Borrowing Base deficiency remains after prepaying all of the Loans because of LC Exposure, pay to the Agent on behalf of the Lenders an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in Section 2.10(b).

              (d) Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayment may be reborrowed subject to the then effective Aggregate Commitments.

              Section 2.08  Borrowing Base.

              (a) The Borrowing Base shall be determined by the Agent in its sole discretion, according to its usual and customary standards, and is subject to approval of the Required Lenders in accordance with Section 2.08(b) and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations. So long as any of the Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base. During the period from and after the Closing Date until April 1, 1998 unless redetermined pursuant to Section 2.08(d) or adjusted pursuant to Section 8.08(c) or 9.12, the amount of the Borrowing Base shall be $200,000,000.

              (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Agent (the "Engineering Reports"), the Agent will redetermine the Borrowing Base. Such redetermination will be in accordance with its normal and customary procedures for evaluating oil and gas
reserves and other related assets as such exist at that particular time.   The
Agent may make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Agent shall propose to the Lenders a new Borrowing Base within 15 days following receipt by the Agent and the Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Agent, the Required Lenders shall have 15 days to agree or disagree with such proposal. If at the end of the 15 days, the Required Lenders have not communicated their approval or disapproval, such silence shall be deemed to be an approval and the Agent's proposal shall be the new Borrowing Base. If however, the Required Lenders notify Agent within 15 days of their disapproval, the Required Lenders shall, within a reasonable period of time, agree on a new Borrowing Base.

              (c) The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property.

              (d) So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, on or around the first Business Day of each April and October, commencing April 1, 1998 (each being a "Scheduled Redetermination Date"), the Lenders shall redetermine the amount of the

Borrowing Base in accordance with Section 2.08(b). In addition, the Required Lenders may initiate only one unscheduled redetermination of the Borrowing Base during any consecutive twelve (12) month period by specifying in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur, and the Borrower may request one unscheduled redetermination during any consecutive twelve (12) month period at no charge.

              (e) The Agent shall promptly notify in writing the Borrower and the Lenders of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Borrower.

              Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Agent (except in the case of gross negligence, willful misconduct or bad faith on the part of the Agent or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Agent's control or the control of the Agent's correspondents. In addition, neither the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Agent's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Agent or by any correspondent for the Agent in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Agent or its correspondents under any resulting liability to the Borrower.

              Section 2.10  Obligation to Reimburse and to Prepay.

              (a) If a disbursement by the Agent is made under any Letter of Credit, and no Default under this Agreement shall have occurred and be continuing, the Borrower may elect to have the amount of such disbursement, subject to the then available Aggregate Commitment and the other terms and conditions set forth in this Agreement, treated as an ABR Loan to the Borrower as provided in Section 2.01(a). With respect to any disbursement under a Letter of Credit for which no election is made, or after and during the continuance of a Default, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of such disbursement made by the Agent under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for ABR Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for ABR Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement and each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; provided however, the foregoing shall not constitute a waiver, release or estoppel with respect to any such claim, setoff, defense or other rights which the Borrower may have at any time against the beneficiary of such Letter of Credit or any transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; and (v) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit.

       Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Agent, except where the Borrower or any of its Subsidiaries actually recovers the proceeds for itself or the Agent of any payment made by the Agent in connection with such gross negligence or willful misconduct.

              (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.07(b) or (c) hereof (resulting from a Borrowing Base deficiency or obligations being outstanding in excess of the Aggregate Maximum Credit Amounts) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure shall be deemed to be forthwith due and owing by the Borrower to the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments (together with all interest accruing thereon) shall be held by the Agent on behalf of the Lenders as cash collateral securing the LC Exposure in an interest bearing account or accounts at the Principal Office; and the Borrower hereby grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

              (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Agent an amount equal to such Lender's Percentage Share of any disbursement made by the Agent under any Letter of Credit that is not reimbursed according to this Section 2.10.

              Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                  ARTICLE III
                       Payments of Principal and Interest

              Section 3.01 Repayment of Loans. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this
Section 3.01. On the Termination Date the Borrower shall repay the outstanding aggregate principal and accrued and unpaid interest under the Notes.

              Section 3.02  Interest.

              (a) The Borrower will pay to the Agent, for account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

              (i) if such a Loan is an ABR Loan, the Alternative Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

              (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

              (b) Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Security Instrument or under any Note held by such Lender to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

              (c) Accrued interest on ABR Loans shall be payable on each Quarterly Date commencing on December 31, 1997, and on the Termination Date and accrued interest on each

Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into an ABR Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

              (d) Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Computations; Etc.

              Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 1:00 p.m. New York time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim, but shall not constitute a waiver, release or estoppel with respect to any such defense, set-off or counterclaim. Each payment to be made to the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as provided in clause (ii) of the provisions of the definition of Interest Period, if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of ABR Loans.

              Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of commitment fee or other fees under Sections 2.04(a) and (b) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Section 2.03(b) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Agent or, if funded by the Lenders, pro rata for the account of the Lenders in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

              Section 4.03 Computations. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on ABR Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

              Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Alternative Base Rate plus the Applicable Margin.

              Section 4.05  Set-off, Sharing of Payments, Etc.

              (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

              (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

              Section 4.06  Taxes.

              (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

              (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as "Other Taxes").

              (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH

LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

              (d)    Lender Representations.

              (i) Each Lender represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United

       States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Agent (in consultation with the Borrower) shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Borrower or the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this
       Section 4.06.

              (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

              (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

              Section 4.07 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and its Restricted Subsidiaries unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless there is in existence an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or such Restricted Subsidiary, as applicable. In addition, unless there is in existence an Event of Default, the Lenders will, upon written request of the Borrower given to the Agent, execute and deliver, at the Borrower's expense, such transfer orders and other instruments reasonably necessary to allow payment of production proceeds directly to the Borrower or such Restricted Subsidiary, as applicable.

                                   ARTICLE V
                                Capital Adequacy

              Section 5.01  Additional Costs.

              (a) Eurodollar Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any Eurodollar Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
(i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender (including any of such Eurodollar Loans or any deposits referred to in the definition of "Fixed Rate" in Section 1.02 hereof), or the Commitment of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

              (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

              (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement.

              Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Rate for any Interest Period:

              (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Rate" in
       Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

              (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Fixed Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

              Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

              Section 5.04 ABR Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its ABR Loans.

              Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

              (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

              (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

       Section 5.06  Avoidance of Taxes and Additional Costs.

       (a) Change Applicable Funding Office. If a Lender makes any claim under Section 4.06 or Section 5.01, such Lender shall be obligated to use reasonable efforts to designate a different Applicable Lending Office for the Commitment or the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation or the imposition of any Taxes and will not, in the sole opinion of such Lender, be disadvantageous to such Lender; provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States.

       (b) Replacement. If any Lender claims (i) payment of Additional Costs or other compensation under Section 5.01 (when such inability is not then being claimed by substantially all of the Lenders), (ii) the inability to make or maintain the Eurodollar Rate for its Loans pursuant to Section 5.01 or 5.03 (when such inability is not then being claimed by substantially all of the Lenders) or (iii) payment of any Taxes pursuant to Section 4.06, then the Borrower shall have the right, upon payment of such requested compensation or indemnification, if applicable, to (i) prepay the Loans made by such Lender and terminate the Commitment of such Lender on a non pro rata basis or (ii) subject to the approval of the Agent (such approval not to be unreasonably withheld or delayed), find one or more Persons willing to assume the Loans, Commitment and other obligations of such Lender and replace such Lender pursuant to an Assignment and Acceptance. Any such assumption shall be effected pursuant to
Section 12.06(b). The Borrower shall not, however, be entitled to replace any Lender if an event which with notice or lapse of time, or both, would constitute a Default or an Event of Default exists at the time.

       (c) Compensation Procedure. Each Lender will notify the Agent and the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to Section 4.06 or Article V as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Lender will furnish the Agent and the Borrower with a certificate setting forth the basis and amount of each request by such Lender for compensation or indemnification and specify the Section pursuant to which it is claiming compensation or indemnification. Such certificate shall also include a statement from such Lender that it is asserting its right for indemnity or compensation not solely with respect to its Maximum Credit Amount or the Indebtedness outstanding under this Agreement, but is generally making such claims with respect to similar borrowers under similar transactions to the one contemplated by this Agreement. Determinations and allocations by any Lender for purposes of Section 4.06 and Article V of the effect of any Regulatory Change pursuant to Sections 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or issuing or participating in Letters of Credit or its obligation to make Loans or issue or participate in Letters of Credit, or on amounts receivable by it in respect of Loans or such obligations, and of the additional amounts required to compensate such Lender shall be conclusive, provided that such determinations and allocations are made on a reasonable basis. Any demand for compensation pursuant to Article V (other than Section 4.06) must be made on or before six (6) months after the Lender incurs the expense, cost or economic loss referred to or such Lender shall be deemed to have waived the right to such compensation. Any demand for compensation pursuant to Section 4.06 must be made on or before twelve (12) months after the Lender incurs the expense, cost or economic loss referred to or such Lender shall be deemed to have waived the right to such compensation.

                                   ARTICLE VI
                              Conditions Precedent

              Section 6.01  Initial Funding.

              The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date or otherwise under this Agreement and the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

              (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which it is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

              (b) A certificate of the Secretary or an Assistant Secretary of each Person who is a Guarantor as of the Closing Date setting forth (i) resolutions of its board of directors with respect to the authorization of such Person to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Person (y) who are authorized to sign the Loan Documents to which it is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and
(iv) the articles or certificate of incorporation and bylaws of such Person, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

              (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of each Person who is a Guarantor as of the Closing Date and the Borrower.

              (d)    The Loan Documents, duly completed and executed.

              (e) The Security Instruments, including those described on Exhibit D, duly completed and executed in sufficient number of counterparts for recording, if necessary.

              (f) An opinion of Andrews & Kurth L.L.P., special counsel to the Parent Company and the Borrower and opinion of Onebane, Bernard, Torian, Diaz, McNamara & Abell, special Louisiana counsel to the Borrower, in each case in form and substance reasonably acceptable to the Agent.

              (g) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19.

              (h) The Agent shall be reasonably satisfied with both the environmental condition of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and the title of Borrower and its Restricted Subsidiaries to such Properties.

              (i) The Security Instruments and accompanying financing statements covering the Mortgaged Property shall have been properly filed and recorded in the appropriate offices to establish and perfect the Liens and security interests created thereby on at least 85% of the value of the proven Oil and Gas Properties utilized in determining the Borrowing Base.

              (j) The Agent shall have been furnished with appropriate UCC search certificates of the Parent Company and its Restricted Subsidiaries, including the Borrower, reflecting no Liens on any of their Properties except for such Liens permitted by Section 9.02.

              (k) The Agent shall have received evidence of the agreement by CT Corporation System to act as agent for service of process in New York on behalf of the Borrower and each Guarantor.
              (l) The Parent Company and the Borrower have received all required consents that are, or with reasonable certainty may be, required for the consummation of Loan Documents and the transactions contemplated thereby.

              (m) After the execution and delivery of the Loan Documents and the consummation of the transactions contemplated therein, there will not be any violation of any other material agreement or material contractual obligation of the Parent Company or any of its Subsidiaries.

              (n) A copy of the supplemental indenture covenant defeasing or amending the Indenture.

              (o) Such other documents and financial information as the Agent may reasonably request regarding the Borrower and any Person who is a Guarantor as of the Closing Date.

              Section 6.02 Initial and Subsequent Loans. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans or such issuance, renewal, extension or reissuance, and after giving effect thereto:
(i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; and (iii) the representations and warranties made by the Borrower in Article VII and by the Borrower and each Guarantor in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance with the same force and effect as if made on and as of such date and following such new borrowing or such issuance, renewal, extension or reissuance, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary.

       Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding paragraph (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

              The obligation of the Lenders to make Loans to the Borrower or of the Agent to issue Letters of Credit, if, after giving effect thereto, the aggregate principal amount of all the Loans then outstanding and the LC Exposure would be in excess of $130,000,000, is subject to the further condition precedent that the Borrower deliver a certificate from a Responsible Officer, in form of Exhibit C hereto, certifying that, as of the date of incurrence, the Borrower is permitted to incur such Indebtedness under the Subordinated Indentures and setting forth in reasonable detail calculations to support the certification.

              Section 6.03 Conditions Relating to Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

              (a) At least three (3) Business Days prior to the date of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Agent shall have received a written request for a Letter of Credit.

              (b) Each of the Letters of Credit shall (i) be issued by the Agent, (ii) contain such terms and provisions as are reasonably required by the Agent, (iii) be for the account of the Borrower and (v) expire not later than two (2) Business Days before the Termination Date.

              (c) The Borrower shall have duly and validly executed and delivered to the Agent a Letter of Credit Agreement pertaining to the Letter of Credit.

                                  ARTICLE VII
                         Representations and Warranties

       The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in
Section 6.02):

              Section 7.01 Existence. The Borrower and each of its Restricted Subsidiaries (i) is duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

              Section 7.02  Financial Condition.  Except as disclosed in
Schedule 7.02 or reflected in the Financial Statements, neither the Borrower nor any of its Restricted Subsidiaries has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments. Except as disclosed in writing to the Lenders since December 31, 1996, there has been no change or event having a Material Adverse Effect.

              Section 7.03  Litigation.  Except as disclosed to the Lenders in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Restricted Subsidiaries which involves the possibility of any judgment or liability against the Borrower or any of its Restricted Subsidiaries not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

              Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any of its Restricted Subsidiaries, or any Governmental Requirement or any agreement or instrument to which such Person is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any of its Restricted Subsidiaries pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

              Section 7.05 Authority. The Borrower and each of its Restricted Subsidiaries have all necessary power and authority to execute, deliver and perform the obligations under the Loan Documents to which it is a party; the execution, delivery and performance by the Borrower and each of its Restricted Subsidiaries of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action; and the Loan Documents to which each such Person is a party constitute the legal, valid and binding obligations of such Person enforceable in accordance with their terms.

              Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any of its Restricted Subsidiaries of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

              Section 7.07 Use of Loans. The proceeds of the Loans shall be used to refinance existing debt and for general working capital purposes including the acquisition and development of oil and gas properties, the exploration and development of oil and gas reserves and the making of intercompany loans, investments and dividends to the extent permitted by this Agreement. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

              Section 7.08  ERISA.

              (a) The Borrower and each of its Subsidiaries and ERISA Affiliates have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

              (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

              (c) To the best knowledge of the Borrower, no act, omission or transaction has occurred which could result in imposition on the Borrower or any of its Subsidiaries or ERISA Affiliates (whether directly or indirectly) of
(i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

              (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower or any of its Subsidiaries or ERISA Affiliates has been or is expected by the Borrower or any of its Subsidiaries or ERISA Affiliates to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

              (e) Full payment when due has been made of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliates is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

              (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

              (g) None of the Borrower, its Subsidiaries or ERISA Affiliates sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower or any of its Subsidiaries or ERISA Affiliates in its sole discretion at any time without any material liability.

              (h) None of the Borrower or any of its Subsidiaries or ERISA Affiliates sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

              (i) None of the Borrower or any of its Subsidiaries or ERISA Affiliates is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

              Section 7.09 Taxes. Except as set out in Schedule 7.09, the Borrower and each of its Restricted Subsidiaries has filed all United States Federal income tax returns and, to the best of the Borrower's knowledge, all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Restricted Subsidiaries. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

              Section 7.10  Titles, etc.

              (a) Except as set out in Schedule 7.10, each of the Borrower and its Restricted Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens, the Borrower and its Restricted Subsidiaries own the net interests in production attributable to the lands and leases reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

              (b) All material leases and agreements necessary for the conduct of the business of the Borrower and its Restricted Subsidiaries are valid and subsisting and are in full force and effect. There exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases which would have a Material Adverse Effect.

              (c) The rights, properties and other assets presently owned, leased or licensed by the Borrower and its Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

              (d) All of the assets and Properties of the Borrower and its Restricted Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

              Section 7.11 Solvency. The Borrower (a) is not insolvent as of the Closing Date and will not be rendered insolvent as a result of the execution, delivery and performance of its obligations under this Agreement,
(b) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with the Borrower is unreasonably small capital, and (c) does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

              Section 7.12 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

              Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              Section 7.14 Subsidiaries and Partnerships. Except as set forth on Schedule 7.14, the Borrower has no Subsidiaries and has no interest in any partnerships. Except as set forth on Schedule 7.14, the Borrower has no Unrestricted Subsidiaries.

              Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on Schedule 7.14.

              Section 7.16 Restriction on Liens. Except for the Subordinated Indentures, neither the Borrower nor any of its Restricted Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets of Properties.

              Section 7.17  Environmental Matters.  Except (i) as provided in
Schedule 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

              (a) Neither any Property of the Borrower or any of its Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

              (b) Without limitation of clause (a) above, no Property of the Borrower or any of its Subsidiaries nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or (to the knowledge of the Borrower) threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

              (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each of its Restricted Subsidiaries, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each of its Restricted Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

              (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any of its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or (to the knowledge of the Borrower) threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

              (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any of its Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

              (f) To the extent applicable, all Property of the Borrower and each of its Subsidiaries currently satisfies all financial responsibility, spill prevention, facility design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

              (g) Neither the Borrower nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

              Section 7.18 Compliance with the Law. Neither the Borrower nor any of its Restricted Subsidiaries has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in substantial conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

              Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each of its Restricted Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any of its Restricted Subsidiaries are a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each of its Restricted Subsidiaries; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Borrower and its Restricted Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any of its Restricted Subsidiaries has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. Each such policy of insurance covering liability to third parties shall be endorsed not only to name the Agent and the Lenders as additional insureds but also to provide that neither the Agent nor any Lender shall be liable for the non-payment of premium associated with such policy.

              Section 7.20 Hedging Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each of its Restricted Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

              Section 7.21 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.21 or on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's and its Restricted Subsidiaries' Oil and Gas Properties which would require the Borrower to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 5,000,000 mcf of gas in the aggregate.

                                  ARTICLE VIII
                             Affirmative Covenants

       The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

              Section 8.01 Financial Information. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the Lenders:

              (a) From time to time such other information regarding the business, affairs or financial condition of the Borrower, or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

              (b) At the time the Parent Company furnishes each set of financial statements pursuant to clauses (i) and (ii) of Section 3.02(a) of the Guaranty Agreement, a report, in form and substance satisfactory to the Agent, setting forth as of the last day of such fiscal quarter or year: (i) a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each of its Restricted Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement; and (ii) the amount of investments, loans and advances made to its Unrestricted Subsidiaries pursuant to Section 9.03(k).

              Section 8.02 Litigation. The Borrower shall promptly give to the Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any of its Restricted Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) of any litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries in which the amount involved is in excess of $5,000,000 and not covered by insurance, or in which injunctive or similar relief is sought. The Borrower will, and will cause each of its Restricted Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any of its Restricted Subsidiaries if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall individually or in the aggregate exceed $5,000,000.

              Section 8.03  Maintenance, Etc.

              (a) The Borrower shall and shall cause each of its Restricted Subsidiaries to preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

              (b) Contemporaneously with the delivery of the annual, audited financial statements of the Parent Company under the Guaranty Agreement, the Borrower will furnish or cause to be furnished to the Agent (who shall promptly furnish a copy to each of the Lenders) a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent (who shall promptly furnish a copy to each of the Lenders) copies of the applicable policies.

              (c) The Borrower will and will cause each of its Restricted Subsidiaries to operate their Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

              (d) The Borrower will and will cause each of its Restricted Subsidiaries to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent, in such Person's sole discretion, a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each of its Restricted Subsidiaries to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each of its Restricted Subsidiaries to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent, in such Person's sole discretion, a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will and will cause each of its Restricted Subsidiaries to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

              (e) The Agent shall have received, within 90 days of the Closing Date, evidence in form and substance satisfactory to the Agent that (i) the Borrower has obtained all resolutions, orders, consents, approvals and authorizations and has made all filings and other notifications (governmental or otherwise) required in connection with the perfection of its or its Restricted Subsidiaries' title to their Oil and Gas Properties and the Liens granted pursuant to the Security Instruments, or the transactions contemplated thereby, including but not limited to, approval by the Department of Natural Resources, Office of Mineral Resources (State Mineral Board) of the State of Louisiana to hold title to their Oil and Gas Properties in which the State of Louisiana is the lessor and the United States Department of Interior, Minerals Management Service to hold title to their Oil and Gas Properties located on the Outer Continental Shelf and (ii) that the Agent has duly perfected Liens on not less than 90% of the value of the Oil and Gas Properties evaluated in the Initial Reserve Report.

              Section 8.04  Environmental Matters.

              (a) The Borrower will and will cause each of its Subsidiaries to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws,
(iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

              (b) The Borrower will promptly notify the Agent (who shall promptly notify each of the Lenders) in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

              (c) The Borrower will and will cause each of its Restricted Subsidiaries to provide environmental audits and tests in accordance with American Society of Testing and Mechanics standards as reasonably requested by the Agent and the Lenders or as otherwise required to be obtained by the Agent or the Lenders by any Governmental Authority in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

              Section 8.05 Further Assurances. The Borrower will and will cause each of its Restricted Subsidiaries to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the other Loan Documents and this Agreement. The Borrower at its expense will and will cause each of its Restricted Subsidiaries to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any of its Restricted Subsidiaries, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

              Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each of its Subsidiaries to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents and this Agreement, at the time or times and in the manner specified.

              Section 8.07  Engineering Reports.

              (a) Not less than 30 days prior to each Scheduled Redetermination Date, commencing with the Scheduled Redetermination Date to occur on April 1, 1998, the Borrower shall furnish to the Agent (who shall promptly notify each of the Lenders) a Reserve Report. The January 1 Reserve Report of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent (provided that such Reserve Report may include evaluations prepared by the Borrower and audited by such independent engineers for certain smaller value wells or fields (as approved in writing from time to time by the Agent) which constitute in the aggregate no more than 20% of the total value of all the Oil and Gas Properties evaluated in such Reserve Report); and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately proceeding January 1 Reserve Report.

              (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Agent (who shall promptly notify each of the Lenders) a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Required Lenders pursuant to Section 2.08(d), the Borrower shall provide such Reserve Report with an "as of" date as specified by the Required Lenders as soon as possible, but in any event no later than 45 days following the receipt of the request by the Agent.

              (c) With the delivery of each Reserve Report, the Borrower shall provide to the Agent (who shall promptly notify each of the Lenders), a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower and its Restricted Subsidiaries own good and defensible title to their Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by
Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to their Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or such Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of such Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such Oil and Gas Properties sold and in such detail as reasonably required by the Required Lenders, (v) attached to the certificate is a list of such Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list of all Persons disbursing proceeds to the Borrower or such Subsidiary from such Oil and Gas Properties, (vi) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property and (vii) any change in working interest or net revenue interest in such Oil and Gas Properties occurring and the reason for such change.

              (d) As soon as available and in any event within 45 days after the end of fiscal quarter, the Borrower shall provide production reports and general and administrative cost summaries for its and its Restricted Subsidiaries' Oil and Gas Properties, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the Borrower's or its Restricted Subsidiaries' accounts in such period, and such other information with respect thereto as the Agent or any Lender may reasonably require.

              Section 8.08  Title Information.

              (a) The Borrower shall deliver to the Agent within 90 days of the Closing Date, title opinions or other title information in form and substance reasonably satisfactory to the Agent reflecting (i) the Borrower's or its Restricted Subsidiaries' ownership of the net interests in production attributable to the Oil and Gas Properties as reflected in the Initial Reserve Report and the Lien in favor of the Agent and the Lenders, and (ii) that the Borrower or its Restricted Subsidiaries are authorized to hold title to their Oil and Gas Properties located on the Outer Continental Shelf by the United States Department of Interior, Minerals Management Service and title to its Oil and Gas Properties located on lands leased by the State of Louisiana by the Department of Natural Resources, Office of Mineral Resources (State Mineral Board) of the State of Louisiana.

              (b) On or before the delivery to the Agent of each Reserve Report required by Section 8.07(a), the Borrower will deliver title information in form and substance reasonably satisfactory to the Agent covering the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Agent shall have received together with title information previously delivered to the Agent, satisfactory title information on at least 90% of the value of the Oil and Gas Properties evaluated by such Reserve Report. The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by the title information within 60 days after a request by the Agent or the Lenders to cure such defects or exceptions.

              (c) If the Borrower is unable to cure any title defect requested by the Agent or the Lenders to be cured within the 60 day period, such default shall not be a Default or an Event of Default, but instead the Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Agent or the Lenders. To the extent that the Agent or the Lenders are not satisfied with title to any Mortgaged Property after the time period in Section 8.08(b) has elapsed, such unacceptable Mortgaged Property shall not count towards the 90% requirement, and the Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 90% of the value of such Oil and Gas Properties evaluated in the Reserve Report delivered most recently under Section 8.07(a). This new Borrowing Base shall become effective immediately after receipt of such notice.

              Section 8.09 Additional Collateral; Restricted Subsidiary as Guarantor.

              (a) If (i) the Borrower or any Restricted Subsidiary acquires any additional Oil and Gas Properties which constitute proved reserves or (ii) the Agent shall determine that less than 90% of the value of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in the most recently delivered Reserve Report are not subject to Liens in favor of the Agent, for its benefit and the benefit of the Lenders, then the Borrower will, as soon as reasonably possible, but in any event, not later than 60 days following such acquisition in the case of clause (i) or the written request of the Agent in the case of clause (ii), grant or cause to be granted to the Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on the Borrower's and its Restricted Subsidiaries' interest in such additional Oil and Gas Properties to ensure that not less than 90% of the value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report is subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

              (b) Concurrently with the granting of the Lien or other action referred to in Section 8.09(a), the Borrower will provide to the Agent title information in form and substance satisfactory to the Agent in its sole discretion with respect to the Borrower's interests in such Oil and Gas Properties.

              (c) Also, promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Agent, the Borrower will provide to the Agent an opinion addressed to the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

              (d) Upon the creation or acquisition of any Restricted Subsidiary of the Borrower which is organized under the laws of the United States or any state thereof, the Borrower shall (i) cause such Restricted Subsidiary to execute and deliver to the Agent a Subsidiary Guaranty Agreement,
(ii) the

Borrower shall pledge or cause to be pledged to the Agent 100% of the capital stock of such Restricted Subsidiary and shall execute and deliver or cause to be executed and delivered pledge agreements, stock powers and other instruments to effect such pledge, and (iii) if the Oil and Gas Properties of such Restricted Subsidiary are to be included in the Borrowing Base, cause such Restricted Subsidiary to grant to the Agent Liens on its Oil and Gas Properties included in the Borrowing Base. Upon the creation or acquisition of any Restricted Subsidiary which is not organized under the laws of the United States or any state thereof, the Borrower shall pledge or cause to be pledged to the Agent the maximum percentage of the Capital Stock of such Subsidiary which may be pledged to the Agent without constituting an investment of earnings in U.S. Property under Section 956 (or any successor provision) of the Code that would trigger an increase in the gross income of the Borrower pursuant to Section 951 (or any successor provision) of the Code or such lesser percentage as may be acceptable to the Agent in its sole discretion. The Borrower shall or shall cause to be executed and delivered pledge agreements, stock powers and other instruments to effect such pledge.

              Section 8.10 ERISA Information and Compliance. The Borrower will promptly furnish and will cause its Subsidiaries and ERISA Affiliates to promptly furnish to the Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, its Subsidiaries or ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer
Plan), the Borrower will, and will cause each of its Subsidiaries and ERISA Affiliates to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

                                   ARTICLE IX
                               Negative Covenants

       The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

              Section 9.01 Debt. Neither the Borrower nor any of its Restricted Subsidiaries will incur, create, assume or suffer to exist any Debt, except:

              (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

              (b) Debt of the Borrower existing on and not repaid on the Closing Date which is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

              (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

              (d) Debt under capital leases (as required to be reported on the financial statements of the Parent Company pursuant to GAAP) not to exceed $2,500,000;

              (e) Debt under Hedging Agreements either with investment grade counterparties or as disclosed in Section 7.20; provided Hedging Agreement relating to commodity prices shall not cover more than (i) 80% of the Borrower's and its Restricted Subsidiaries' applicable production estimates from their Oil and Gas Properties for the next 24 month period and (ii) 65% of the Borrower's and its Restricted Subsidiaries' applicable production estimates from their Oil and Gas Properties for the period commencing on the date which is 25 months after the date of determination and ending on the date which is 36 months after the date of determination;

              (f) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

              (g) the Subordinated Debt or any guaranty of or suretyship arrangement for the Subordinated Debt;

              (h)    intercompany Debt to the extent permitted by Section 9.03;
and

              (i) other Debt not otherwise permitted under this Section 9.01 in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; provided that no Default or Event of Default has occurred at the moment such Debt is incurred or would result from the incurrence of such Debt.

              Section 9.02 Liens. Neither the Borrower nor any of its Restricted Subsidiaries will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

              (a)    Liens securing the payment of any Indebtedness;

              (b)    Excepted Liens;

              (c) Liens securing leases allowed under Section 9.01(d) but only on the Property under lease;

              (d)    Liens disclosed on Schedule 9.02;

              (e) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(f); and

              (f) Liens on cash or securities to secure the obligations under Hedging Agreements to the extent permitted by Section 9.01(e), not to exceed $7,500,000 in the aggregate.

              Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any of its Restricted Subsidiaries will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

              (a) investments, loans or advances (i) reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03,
(ii) by the Borrower in or to the Parent Company or any Restricted Subsidiary incorporated in the United States or any political subdivision thereof or (iii) by any Restricted Subsidiary in the Borrower, the Parent Company or another Restricted Subsidiary incorporated in the United States or any political subdivision thereof;

              (b) accounts receivable arising in the ordinary course of business;

              (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

              (d) commercial paper rated in the highest grade by Standard & Poors Ratings Group or Moody's Investors Service, Inc.;

              (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States or any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

              (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

              (g) other investments, loans or advances not to exceed $1,000,000 in the aggregate at any time;

              (h) investments by the Borrower or a Restricted Subsidiary in direct ownership interests in additional Oil and Gas Properties and facilities related thereto;

              (i) advances to operators under operating agreements entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

              (j) repurchase agreements of any commercial banks in the United States, if the commercial paper of such bank or of the bank holding company of which such bank is a wholly owned subsidiary is rated in the highest rating categories of Standard & Poors Corporation, Moody's Investors Service, Inc. or any other rating agency satisfactory to the Majority Lenders, that are fully secured by securities described in Section 9.03(c); and

              (k) investments, loans and advances in or to Unrestricted Subsidiaries of the Borrower; provided that the aggregate amount invested in all Unrestricted Subsidiaries by the Borrower and the Parent Company hereunder and under the Guaranty Agreement does not exceed $15,000,000.

              Section 9.04 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower and its Restricted Subsidiaries will not enter into any contracts or agreements which warrant production of Hydrocarbons and will not hereafter allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries which would require the Borrower and its Restricted Subsidiaries to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed 5,000,000 mcf of gas in the aggregate on a net basis for the Borrower.

              Section 9.05 Sales and Leasebacks. Neither the Borrower nor any of its Restricted Subsidiaries will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Restricted Subsidiaries shall sell or transfer any of their Property, whether now owned or hereafter acquired, and whereby the Borrower or any of its Restricted Subsidiaries shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any of its Restricted Subsidiaries intends to use for substantially the same purpose or purposes as the Property sold or transferred.

              Section 9.06 Nature of Business. Neither the Borrower nor any of its Restricted Subsidiaries will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

              Section 9.07 Limitation on Leases. Neither the Borrower nor any of its Restricted Subsidiaries will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, including capital leases but excluding leases of Hydrocarbon Interests and leases directly related to oil and gas field operations), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Restricted Subsidiaries pursuant to such leases or lease agreements to exceed $5,000,000 in any period of twelve consecutive calendar months. Neither the Borrower nor any of its Restricted Subsidiaries will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, including capital leases), for oil and gas field operations under leases or lease agreements (other than leases for any drilling, workover or other rig related activities) which would cause the aggregate amount of all payments made by the Borrower and its Restricted Subsidiaries pursuant to such leases or lease agreements to exceed $8,000,000 in any period of twelve consecutive calendar months.

              Section 9.08 Mergers, Etc. Neither the Borrower nor any of its Restricted Subsidiaries will merge into or with or consolidate with any other Person (including an Unrestricted Subsidiary), or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person (including an Unrestricted Subsidiary); provided, however, that a Restricted Subsidiary may merge with or into the Parent Company, the Borrower or another Restricted Subsidiary, as long as the Parent Company or the Borrower is the surviving entity (or if such merger is between Restricted Subsidiaries and the surviving entity is a Wholly Owned Restricted Subsidiary) or the Parent Company and the Borrower may merge, and, in any case, no Default or Event of Default would result from such action.

              Section 9.09 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

              Section 9.10 ERISA Compliance. The Borrower will not at any time:

              (a) Engage in, or permit any of its Subsidiaries or ERISA Affiliates to engage in, any transaction in connection with which the Borrower or any of its Subsidiaries or ERISA Affiliates could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

              (b) Terminate, or permit any of its Subsidiaries or ERISA Affiliates to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower or any of its Subsidiaries or ERISA Affiliates to the PBGC;

              (c) Fail to make, or permit any of its Subsidiaries or ERISA Affiliates to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower or any of its Subsidiaries or ERISA Affiliates is required to pay as contributions thereto;

              (d) Permit to exist, or allow any of its Subsidiaries or ERISA Affiliates to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

              (e) Permit, or allow any of its Subsidiaries or ERISA Affiliates to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower or any of its Subsidiaries or ERISA Affiliates which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

              (f) Contribute to or assume an obligation to contribute to, or permit any of its Subsidiaries or ERISA Affiliates to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

              (g) Acquire, or permit any of its Subsidiaries or ERISA Affiliates to acquire, an interest in any Person that causes such Person to become an ERISA Affiliates with respect to the Borrower, any of its Subsidiaries or ERISA Affiliates if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

              (h) Incur, or permit any of its Subsidiaries or ERISA Affiliates to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

              (i) Contribute to or assume an obligation to contribute to, or permit any of its Subsidiaries or ERISA Affiliates to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

              (j) Amend or permit any of its Subsidiaries or ERISA Affiliates to amend, a Plan resulting in an increase in current liability such that the Borrower, any of its Subsidiaries or ERISA Affiliates is required to provide security to such Plan under section 401(a)(29) of the Code.

              Section 9.11 Sale or Discount of Receivables. Neither the Borrower nor any of its Restricted Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

              Section 9.12 Sale of Oil and Gas Properties. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property except for (i) sales of Hydrocarbons in the ordinary course of business; (ii) routine farm-outs and other dispositions of Oil and Gas Properties which do not constitute proved reserves, provided that within 60 days after the end of each fiscal quarter, the Borrower shall give the Agent written notice of all such dispositions occurring during such fiscal quarter; and (iii) dispositions of Oil and Gas Properties which constitute proved reserves, provided that such dispositions shall not exceed $10,000,000 in the aggregate in any fiscal year, or if in excess of $10,000,000, that the Borrower has obtained the written consent of the Agent to such disposition and, simultaneously with any such disposition, the Borrowing Base is reduced by an amount agreed to at the time by the Majority Lenders.

              Section 9.13 Environmental Matters. Neither the Borrower nor any of its Subsidiaries will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

              Section 9.14 Transactions with Affiliates. Neither the Borrower nor any of its Restricted Subsidiaries will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

              Section 9.15 Partnerships. Without the prior written consent of the Agent, the Borrower shall not, and shall not permit the any of its Restricted Subsidiaries to, create any partnerships except for the purposes of facilitating oil and gas exploration and development or otherwise in the ordinary course of the Borrower's business. Without the prior written consent of the Agent, the Borrower shall not and shall not permit any of its Restricted Subsidiaries to sell any stock of any of its Restricted Subsidiaries. The Borrower shall not permit any of its Restricted Subsidiaries to issue any stock except to the Borrower and except in compliance with Section 9.03.

              Section 9.16 Negative Pledge Agreements. Except for (i) the Subordinated Indentures and (ii) the items disclosed in Schedule 7.10, neither the Borrower nor any of its Restricted Subsidiaries will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of their Property or restricts any of its Restricted Subsidiaries from paying dividends or which requires the consent of or notice to other Persons in connection therewith.

              Section 9.17 Subordinated Debt. The Borrower will not redeem, repurchase, defease or otherwise prepay any of the Subordinated Notes or modify the Subordinated Indentures or any other instruments evidencing the Subordinated Debt without the prior written consent of the Majority Lenders.

              Section 9.18  Unrestricted Subsidiaries.

       (a) The Borrower will not, and will not permit any Restricted Subsidiaries to, create or otherwise designate any Subsidiary as an Unrestricted Subsidiary unless the terms set forth in the definition of Unrestricted Subsidiary are complied with respect to such Subsidiary and no Default would result from the designation, creation and operation of such Unrestricted Subsidiary.

       (b) The Borrower will not, and will not permit any Restricted Subsidiaries to, without the prior written consent of the Majority Lenders, change the characterization of a Subsidiary from a Restricted Subsidiary to an Unrestricted Subsidiary or an Unrestricted Subsidiary to a Restricted Subsidiary; provided, however, the prior written consent of the Majority Lenders shall not be required to (i) change the characterization of an Unrestricted Subsidiary to a Restricted Subsidiary if (A) no Default or Event of Default shall have occurred and be continuing at such time or would result therefrom, (B) after giving effect to such re-characterization, each of the representations and warranties made by the Borrower in the Loan Documents shall be true and correct in all material respects, (C) such Subsidiary shall have complied with the provisions of Section 8.09(d) and (D) the Borrower provides the Agent five (5) days advance written notice of its intent to re-characterize such Subsidiary or (ii) change the characterization of a Restricted Subsidiary to an Unrestricted Subsidiary if (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and on the date of such recharacterization, all investments made by the Borrower or any other Restricted Subsidiary in such

Restricted Subsidiary prior to the date of such re-characterization shall be investments in an Unrestricted Subsidiary subject to Section 9.03(k) hereof and
Section 3.02(e)(i) of the Guaranty Agreement and (B) the Borrower provides the Agent five (5) days advance written notice of its intent to re-characterize such Subsidiary.

       (c) The Borrower will not, and will not permit any Restricted Subsidiary to, permit any Unrestricted Subsidiary to fail to comply with the requirements set forth in the definition of "Unrestricted Subsidiary."

                                   ARTICLE X
                          Events of Default; Remedies

              Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

              (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal, shall continue unremedied for a period of five (5) Business Days; or

              (b) the Parent Company, the Borrower or any of their Restricted Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $1,000,000 or more, or any event specified in the Subordinated Indentures or any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or the Parent Company shall under any circumstances become obligated to redeem, defease or offer to buy all or any of the Subordinated Notes under the Subordinated Indentures; or

              (c) any representation, warranty or certification made or deemed made herein or in any Loan Document by the Parent Company, the Borrower or any of their Subsidiaries, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

              (d) the Borrower shall default in the performance of any of its obligations or any requirement shall not be complied with under Article IX or any other Article of this Agreement other than under Article VIII; the Parent Company default in the performance of any of its obligations or any requirement shall not be complied with under Sections 3.02 or 3.03 of the Guaranty Agreement; or either (1) the Parent Company shall default in the performance of any of its obligations or any requirement under the Guaranty Agreement other than Sections 3.02 or 3.03 thereof or (2) the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and, in either case, such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Parent Company or the Borrower otherwise becoming aware of such default; or

              (e) the Parent Company or the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

              (f) the Parent Company or the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors,
(iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

              (g) a proceeding or case shall be commenced, without the application or consent of the Parent Company or the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like of either the Parent Company or the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against either the Parent Company or the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

              (h) a judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a court against the Parent Company or the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Parent Company or the Borrower shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

              (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement or resulting from the action of the Agent or the Lenders; or the Parent Company, the Borrower or any of their Restricted Subsidiaries shall so state in writing; or

              (j) the Borrower discontinues its usual business or suffers to exist any material change in its management; or the Parent Company suffers a Change of Control; or

              (k) a Guarantor or any Restricted Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e),
(f), (g) or (h) hereof.

              Section 10.02 Remedies. If any Event of Default shall have occurred and be continuing, then:

              (a) in the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (k) to the extent it relates to clauses (e), (f) or (g), the Agent may and, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

              (b) in the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (k) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

              (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI
                                   The Agent

              Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent.

              Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent in good faith. As to any matters not expressly provided for by this Agreement or any Security Instrument, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Lenders; and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

              Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

              Section 11.04  Rights as a Lender.   With respect to its
Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (any and of its Affiliates) as if it were not acting as the Agent, and Chase and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

              SECTION 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT.

              Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates.

              Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

              Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

              Section 11.09 Amendment of Security Instruments. Each Lender expressly authorizes the Agent to execute and deliver on their behalf any amendments, supplements or modifications to the Security Instruments containing such terms as are consistent with this Agreement or which the Agent reasonably determines to be necessary, prudent or advisable to further the intents and purposes of this Agreement or such Security Instrument.

                                  ARTICLE XII
                                 Miscellaneous

              Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              Section 12.02 Notices. All notices and other communications provided for herein and in the Security Instruments (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the Security Instruments) shall be given or made by telecopy, telegraph, cable, courier or U.S. Mail or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Security Instruments or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the Security Instruments, all such communications shall be deemed to have been received when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

              Section 12.03 Payment of Expenses, Indemnities, etc. The Borrower agrees:

              (a) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel for the Agent and in the case of enforcement for any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument;

              (b) TO INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY OF ITS SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS,
(VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S),
(VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

              (C) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE

BY THE BORROWER OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

              (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

              (e) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

              (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

              (g) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

              (h)    The Borrower shall pay any amounts due under this Section
12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

              Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the maturity of the Loans, postpones any payment date, increases the Aggregate Maximum Credit Amounts, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases all or substantially all of the collateral or releases any Guarantor, reduces the interest rate applicable to the Loans (other than as a result of waiving the applicability of any post-default increases in interest rates) or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or Section 12.06(a) or modifies the definitions of "Majority Lenders" or "Required Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

              Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

              Section 12.06  Assignments and Participations.

              (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

              (b) Any Lender may, upon the written consent of the Agent and the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $10,000,000 or such lesser amount to which the Borrower has consented and (ii) the assignee shall pay to the Agent a processing and recordation fee of $2,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

              (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this
Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) extend the Termination Date, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or
(z) release all or substantially all of the collateral (except as expressly provided in the Security Instruments) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

              (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15.

              (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its Note to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

              (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans or any portion thereof under the "Blue Sky" laws of any state.

              Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.

              Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

              Section 12.10  Survival. The obligations of the parties under
Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

              Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

              (A) THE AGREEMENT AND THE NOTES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN THE STATE OF NEW YORK. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE PARTIES FROM OBTAINING JURISDICTION OVER OTHER PARTIES IN ANY COURT OTHERWISE HAVING JURISDICTION.

              (C) FOR THE PURPOSES OF THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND FOR MATTERS RELATING HERETO OR THERETO (BUT FOR NO OTHER PURPOSE), THE BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

              (D) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

              (E) EACH OF THE BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

              Section 12.14 Interest. It is the intention of the parties hereto that the Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to the Agent or any Lender that is contracted for, taken, reserved, charged or received by the Agent or such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Agent or such Lender to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent or such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent or such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Agent or such Lender to the Borrower). All sums paid or agreed to be paid to the Agent or to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans or other amounts hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to the Agent or such Lender pursuant to this
Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agent or such Lender would be less than the amount of interest payable to the Agent or such Lender computed at the Highest Lawful Rate applicable to the Agent or such Lender, then the amount of interest payable to the Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agent or such Lender until the total amount of interest payable to the Agent or such Lender shall equal the total amount of interest which would have been payable to the Agent or such Lender if the total amount of interest had been computed without giving effect to this
Section 12.14.

              Section 12.15  Confidentiality.   In the event that the Borrower
provides to the Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel in each case employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or Lender imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

              Section 12.16 Designated Senior Indebtedness. The Borrower, Agent and Lenders agree that the Indebtedness under this Agreement, the Notes and other Loan Documents constitute "Designated Senior Indebtedness" under the Subordinated Indentures.

              Section 12.17 Refinancing Debt. This Agreement and the Notes issued pursuant hereto are an amendment, restatement, refinancing, modification, renewal, rearrangement and increase of the notes and Debt (in the aggregate principal amount of $150,000,000) issued under and pursuant to the Prior Credit Agreement, which was an amendment, refinancing, modification, renewal, rearrangement and increase of the notes and Debt (in the aggregate principal amount of $50,000,000) issued under and pursuant to that certain Credit Agreement dated as of December 7, 1994 among the Borrower, the Agent and the lenders party thereto, as amended.

              The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


BORROWER:                          OCEAN ENERGY, INC.


                                   By:
                                      -----------------------------------
                                       Robert L. Belk
                                       Executive Vice President and Chief
                                       Financial Officer

                                   Address for Notices:

                                   8440 Jefferson Highway
                                   Suite 420
                                   Baton Rouge, Louisiana  70809

                                   Attn:  Robert L. Belk

                                   Telecopier No.:       (504) 927-1109
                                   Telephone No.:        (504) 927-1450


                                   with a copy to:

                                   Ocean Energy, Inc.
                                   3861 Ambassador Caffery Parkway
                                   Suite 500
                                   Lafayette, Louisiana  70503

                                   Attn:  Robert K. Reeves

                                   Telecopier No.:       (318) 993-4319
                                   Telephone No.:        (318) 993-4328

AGENT:                             THE CHASE MANHATTAN BANK, as Agent



                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:


                                   Address for Notices:

                                   The Chase Manhattan Bank
                                   270 Park Avenue
                                   New York, New York  10017
                                   Attention: Loan Agency Services Group

                                   Telecopier No.: (212) 552-5777
                                   Telephone No.: (212) 552-7414

                                   With copy to:

                                   Chase Securities Inc.
                                   700 Travis -5 TCBN
                                   Houston, Texas  77002
                                   Telecopier No.:  (713) 216-8870
                                   Telephone No.:  (713) 216-8869
                                   Attention:  Peter Licalzi

LENDER:                            THE CHASE MANHATTAN BANK


                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:

                                   Lending Office for ABR Loans and Eurodollar
                                   Loans:

                                   The Chase Manhattan Bank
                                   270 Park Avenue
                                   New York, New York 10017

                                   Address for Notices:

                                   The Chase Manhattan Bank
                                   270 Park Avenue
                                   New York, New York  10017
                                   Telecopier No.: (212) 552-5777
                                   Telephone No.:  (212) 552-7414
                                   Attention: Agency Services Group

                                   with a copy to:

                                   Chase Securities Inc.
                                   700 Travis -5 TCBN
                                   Houston, Texas  77002
                                   Telecopier No.:  (713) 216-8870
                                   Telephone No.:  (713) 216-8869
                                   Attention:  Peter Licalzi

LENDER:                            BANQUE PARIBAS


                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:


                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:

                                   ABR Rate and Eurodollar Lending Office:

                                   1200 Smith Street, Suite 3100
                                   Houston, Texas 77002

                                   Address for Notice:

                                   1200 Smith Street, Suite 3100
                                   Houston, Texas 77002
                                   Attn:  Leah Hughes or Nicole Elder
                                   Telecopy No:  (713) 659-5305
                                   Telephone No: (713) 659-4811

                                   with copy to:

                                   Banque Paribas
                                   Houston Agency
                                   1200 Smith Street, Suite 3100
                                   Houston, Texas 77002
                                   Attn:  Doug Liftman, Vice President
                                   Telecopy:  (713) 659-6915
                                   Telephone: (713) 659-4811

LENDER:                            BANK ONE, TEXAS, N.A.


                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:


                                   Lending Office for ABR Loans and Eurodollar
                                   Loans:

                                   910 Travis, 6th Floor
                                   Houston, Texas 77002

                                   Address for Notices:

                                   Bank One, Texas, N.A.
                                   910 Travis, 6th Floor
                                   Houston, Texas 77002

                                   Telecopier No.:  (713) 751-3544
                                   Telephone No.:  (713) 751-3564
                                   Attention:  Mr. John Lane

LENDER:                            BANK OF MONTREAL



                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:


                                   Lending Office for ABR Loans and Eurodollar
                                   Loans:

                                   115 S. LaSalle 11W
                                   Chicago, Illinois  60603

                                   Address for Notices:

                                   Bank of Montreal
                                   700 Louisiana, Suite 4400
                                   Houston, Texas 77002

                                   Telecopier No.: (713) 223-4007
                                   Telephone No.: (713) 546-9700
                                   Attention: Client Services Group

LENDER:                            FIRST NATIONAL BANK OF COMMERCE



                                   By:
                                      -----------------------------------
                                       David R. Reid
                                       Senior Vice President


                                   Lending Office for ABR Loans and Eurodollar
                                   Loans:

                                   210 Baronne Street
                                   New Orleans, Louisiana 70112

                                   Address for Notices:

                                   First National Bank of Commerce
                                   210 Baronne Street
                                   New Orleans, Louisiana

                                   Telecopier No.: (504) 561-1316
                                   Telephone No.:  (504) 561-2085
                                   Attention:  Shelia Mason

LENDER:                            SOCIETE GENERALE, SOUTHWEST AGENCY



                                   By:
                                      -----------------------------------
                                       Elizabeth Wilby Hunter
                                       Vice President

                                   Lending Office for ABR Loans and Eurodollar
                                   Loans:

                                   2001 Ross Avenue, Suite 4800
                                   Dallas, Texas  75201

                                   Address for Notice:

                                   2001 Ross Avenue, Suite 4800
                                   Dallas, Texas  75201
                                   Attn:  Administration

                                   Telecopy No:  (214) 754-0171
                                   Telephone No: (214) 979-2792

                                   with copy to:

                                   Societe Generale
                                   1111 Bagby, Suite 2020
                                   Houston, Texas 77002
                                   Attn:  Elizabeth Wilby Hunter Vice President

                                   Telecopy:  (713) 650-0824
                                   Telephone: (713) 759-6318

LENDER:                            BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSSOCIATION



                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:


                                   Lending Office for ABR Loans and Eurodollar
                                   Loans:

                                   Bank of America NT & SA
                                   231 S. LaSalle Street
                                   Chicago, IL 60697


                                   Assignee's Eurodollar Lending Office:

                                   Bank of America NT & SA
                                   231 S. LaSalle Street
                                   Chicago, IL 60697

                                   Address for Notice:

                                   333 Clay Street, Suite 4550
                                   Houston, Texas 77002
                                   Attn: Ronald McKaig
                                   Telecopy No:  (713) 651-4841
                                   Telephone No: (713) 651-4881

LENDER:                            HIBERNIA NATIONAL BANK



                                   By:
                                      -----------------------------------
                                       Colleen McEvoy Smith
                                       Vice President


                                   Lending Office for ABR Loans and Eurodollar
                                   Loans:


                                   313 Carondelet Street
                                   New Orleans, LA  70130


                                   Address for Notices:

                                   313 Carondelet Street, Suite 1300
                                   New Orleans, LA  70130
                                   Telecopier No.:  (504) 533-5434
                                   Telephone No.:  (504) 533-5395
                                   Attention: Energy/Maritime Department